Exhibit 99.2

Separation of the Materials Science Business

Effective August 31, 2017, pursuant to the merger of equals transaction contemplated by the Agreement and Plan of Merger, dated as of December 11, 2015, as amended on March 31, 2017, The Dow Chemical Company (“TDCC”) and its consolidated subsidiaries (“Historical Dow”) and E. I. du Pont de Nemours and Company and its consolidated subsidiaries (“Historical DuPont”) each merged with subsidiaries of DowDuPont Inc. (“DowDuPont”) and, as a result, Historical Dow and Historical DuPont became subsidiaries of DowDuPont (the “Merger”). Subsequent to the Merger, Historical Dow and Historical DuPont engaged in a series of internal reorganization and realignment steps (the “Internal Reorganization and Business Realignment”) to realign their businesses into three subgroups: agriculture, materials science and specialty products. Dow Inc. (“Dow”), was formed as a wholly owned subsidiary of DowDuPont to serve as the holding company for the materials science business, which includes DowDuPont’s former Performance Materials & Coatings, Industrial Intermediates & Infrastructure and Packaging & Specialty Plastics segments. In addition, as a result of the Internal Reorganization and Business Realignment, TDCC became a wholly owned subsidiary of Dow.

On April 1, 2019, DowDuPont completed the previously announced separation of its materials science business. The separation was effected by way of a pro rata distribution of all of the then-issued and outstanding shares of Dow common stock to DowDuPont stockholders of record as of the close of business, Eastern Time, on March 21, 2019 (the “Record Date”). The shareholders of record of DowDuPont received one share of Dow common stock, par value $0.01 per share, for every three shares of DowDuPont’s common stock, par value $0.01 per share, held as of the Record Date. No fractional shares of Dow common stock were issued. Instead, cash in lieu of any fractional shares will be paid to DowDuPont shareholders. Dow is now an independent, publicly traded company and Dow common stock is listed on the New York Stock Exchange under the symbol “DOW.”

As of the effective date and time of the distribution, DowDuPont does not beneficially own any equity interest in Dow and will no longer consolidate Dow and its consolidated subsidiaries into its financial results. Beginning in the second quarter of 2019, Dow’s consolidated financial results, prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), will reflect the results of Dow and its consolidated subsidiaries—that is, Historical Dow after giving effect to the distribution of Historical Dow’s agricultural sciences business (“Dow AgCo”) and Historical Dow’s specialty products business (“Dow SpecCo”) and the receipt of Historical DuPont’s ethylene and ethylene copolymers businesses (other than its ethylene acrylic elastomers business) (“ECP”). The U.S. GAAP consolidated financial results of Dow for periods prior to April 1, 2019 will reflect the distribution of Dow AgCo and Dow SpecCo as discontinued operations for each period presented as well as reflect the receipt of ECP as a common control transaction from the closing of the Merger on August 31, 2017.

Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined financial information (the “pro forma financial statements”) present the consolidated financial statements of Historical Dow after giving effect to the distribution of Dow AgCo and Dow SpecCo (see the column titled Total—Continuing Operations). Unaudited pro forma financial information that gives effect to the receipt of ECP is also being voluntarily furnished in the unaudited pro forma financial statements to conform to the presentation of the unaudited pro forma combined financial information contained in Dow’s Registration Statement on Form 10 that was filed with the U.S. Securities and Exchange Commission (“SEC”) in connection with the separation. Information in the unaudited pro forma combined financial statements is presented as follows:

•

The unaudited pro forma combined balance sheet as of December 31, 2018 (the “pro forma balance sheet”) was prepared based on (i) the consolidated balance sheet of Historical Dow as of December 31, 2018, (ii) the distribution of Dow AgCo and Dow SpecCo as if they had been consummated on December 31, 2018, and (iii) the receipt of ECP as if it had been consummated on December 31, 2018.

•

The unaudited pro forma combined statements of income (the “pro forma statements of income”) for all periods presented were prepared based on (i) the consolidated statements of income of Historical Dow for such periods, (ii) the distribution of Dow AgCo and Dow SpecCo for such periods, and (iii) the receipt of ECP as if it had been consummated on January 1, 2017.

The pro forma financial statements should be read in conjunction with the accompanying notes to the pro forma financial statements. In addition, the pro forma financial statements were based on and should be read in conjunction with the audited consolidated financial statements of Historical Dow and the accompanying notes thereto included in TDCC’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 11, 2019.

The pro forma financial statements, which were prepared in accordance with Article 11 of Regulation S-X, have been presented for informational purposes only and are not necessarily indicative of what Dow’s financial position or results of operations actually would have been had the Merger, Internal Reorganization and Business Realignment, separation, distribution and other related transactions been completed as of the dates indicated above. In addition, the pro forma financial statements do not purport to project the future financial position or results of operations of Dow.

Pro forma adjustments to historical financial information are subject to assumptions described in the accompanying notes. Management believes that these assumptions and adjustments are reasonable and appropriate under the circumstances and are factually supported based on information currently available. The unaudited pro forma financial information set forth below primarily gives effect to the following:

•	the distribution of Dow AgCo and Dow SpecCo;
•	the receipt of ECP;
•	the reclassification of transactions between Dow and Dow AgCo and Dow SpecCo from intercompany transactions to trade transactions;
•	the reclassification of transactions between Dow and ECP from related party transactions (included in “Net sales”) to intercompany transactions;
•	the 2017 impact of a consummated divestiture agreed to with the European Commission (“EC”) as a condition of approval for the Merger;
•

the impact of various manufacturing, supply and service related agreements Dow and/or certain of its subsidiaries have entered into with DowDuPont and Corteva, Inc. (“Corteva”) in connection with the separation. These agreements provide for different pricing than the historical intercompany and intracompany practices of Historical Dow and Historical DuPont (for 2018 only);

•	the impact of certain one-time costs related to the Merger, Internal Reorganization and Business Realignment, separation, distribution and other related transactions; and
•	a cash contribution from DowDuPont in connection with the separation.

As a result of discontinued operations accounting treatment, the pro forma financial statements include $360 million, $435 million and $383 million for the years ended December 31, 2018, 2017 and 2016, respectively, of costs previously assigned to Dow AgCo and Dow SpecCo that did not meet the definition of discontinued operations in accordance with Accounting Standards Codification (“ASC”) 205-20 “Discontinued Operations” (“ASC 205-20”). These costs primarily consist of leveraged services that are provided through service centers as well as other corporate overhead costs that will not continue to be utilized by Dow AgCo or Dow SpecCo following the separation and distribution, such as costs related to information technology, finance, manufacturing, research and development, sales and marketing, supply chain, human resources, sourcing and logistics, legal, and communications, public affairs and government affairs functions. Dow expects to significantly reduce these costs in the future as part of its ongoing cost synergy and stranded cost reduction programs and efforts to further integrate and optimize its post-spin organization. Dow anticipates that a significant portion of the cost reductions will be achieved through reductions in headcount as well as reduced information technology costs, lower professional fees and contractor services expenses, corporate facilities and office space reductions, and the rightsizing of other corporate activities. Dow management currently expects, based on identified initiatives and available mitigation actions, that Dow will be able to eliminate approximately $300 million of these stranded costs, and continues to work to identify further actions to remove the remaining costs from Dow’s cost structure.

One-time transaction-related costs incurred prior to, or concurrent with, the closing of the Merger and the distribution and receipt transactions are not included in the pro forma statements of income. The pro forma financial statements do not reflect restructuring or integration activities or other costs following the separation, distribution and receipt transactions that may be incurred to achieve cost or growth synergies of Dow. As no assurance can be made that these costs will be incurred or the growth synergies will be achieved, no adjustment has been made.

Dow will incur certain nonrecurring third-party costs related to the separation, distribution and receipt transactions. Such nonrecurring amounts will include financial advisory, information technology, legal, accounting, consulting and other professional advisory fees and other transaction-related costs that will not be capitalized. The pro forma statements of income do not reflect these nonrecurring expenses.

For additional information on the separation of the materials science business, refer to Amendment No. 4 to the Registration Statement on Form 10 filed by Dow with the SEC on March 8, 2019, and Dow’s other filings with the SEC.

Dow

Unaudited Pro Forma Combined Balance Sheet

As of December 31, 2018

In millions	Historical Dow	Distribution of Dow AgCo and Dow SpecCo	Total - Continuing Operations	Receipt of ECP	Pro Forma Adjustments	Note 2 Ref.	Dow Pro Forma
Assets
Current Assets
Cash and cash equivalents	$2,669	$—	$2,669	$55	$2,024	A	$4,748
Marketable securities	100	—	100	—	—		100
Accounts and notes receivable:
Trade, net	8,246	(2,768)	5,478	194	—		5,672
Other	4,136	(773)	3,363	—	63	B	3,426
Inventories	9,260	(2,826)	6,434	465	—		6,899
Other current assets	852	(151)	701	12	—		713
Total current assets	25,263	(6,518)	18,745	726	2,087		21,558
Investments
Investment in nonconsolidated affiliates	3,823	(616)	3,207	108	—		3,315
Other investments	2,648	(2)	2,646	—	—		2,646
Noncurrent receivables	394	(36)	358	—	—		358
Total investments	6,865	(654)	6,211	108	—		6,319
Property
Property	61,437	(8,368)	53,069	915	—		53,984
Less accumulated depreciation	37,775	(5,353)	32,422	145	—		32,567
Net property	23,662	(3,015)	20,647	770	—		21,417
Other Assets
Goodwill	13,848	(7,590)	6,258	3,587	—		9,845
Other intangible assets	4,913	(1,830)	3,083	1,143	—		4,226
Deferred income tax assets	2,031	(234)	1,797	13	378	C	2,188
Deferred charges and other assets	796	(61)	735	1	—		736
Total other assets	21,588	(9,715)	11,873	4,744	378		16,995
Total Assets	$77,378	$(19,902)	$57,476	$6,348	$2,465		$66,289
Liabilities and Equity
Current Liabilities
Notes payable	$305	$(7)	$298	$—	$—		$298
Long-term debt due within one year	340	(4)	336	2	—		338
Accounts payable:
Trade	5,378	(1,118)	4,260	214	—		4,474
Other	3,330	(869)	2,461	—	—		2,461
Income taxes payable	791	(234)	557	—	—		557
Accrued and other current liabilities	3,611	(715)	2,896	36	—		2,932
Total current liabilities	13,755	(2,947)	10,808	252	—		11,060
Long-Term Debt	19,254	(5)	19,249	4	—		19,253
Other Noncurrent Liabilities
Deferred income tax liabilities	664	(568)	96	432	378	C	906
Pension and other postretirement benefits - noncurrent	9,226	(292)	8,934	6	—		8,940
Asbestos-related liabilities - noncurrent	1,142	—	1,142	—	—		1,142
Other noncurrent obligations	5,368	(661)	4,707	2	—		4,709
Total other noncurrent liabilities	16,400	(1,521)	14,879	440	378		15,697
Stockholders’ Equity
Common stock	—	—	—	—	—		—
Additional paid-in capital	7,042	—	7,042	—	2,087	A/B	9,129
Retained earnings	29,808	(15,975)	13,833	5,652	—		19,485
Accumulated other comprehensive loss	(9,885)	815	(9,070)	—	—		(9,070)
Unearned ESOP shares	(134)	—	(134)	—	—		(134)
Dow stockholders’ equity	26,831	(15,160)	11,671	5,652	2,087		19,410
Noncontrolling interests	1,138	(269)	869	—	—		869
Total equity	27,969	(15,429)	12,540	5,652	2,087		20,279
Total Liabilities and Equity	$77,378	$(19,902)	$57,476	$6,348	$2,465		$66,289

See Notes to the Unaudited Pro Forma Combined Financial Statements.

Dow

Unaudited Pro Forma Combined Statement of Income

For the Year Ended December 31, 2018

In millions, except per share amounts	Historical Dow	Distribution of Dow AgCo and Dow SpecCo	Total - Continuing Operations	Receipt of ECP	Pro Forma Adjustments	Note 3 Ref.	Dow Pro Forma
Net sales	$60,278	$(12,428)	$47,850	$1,694	$308	B/C/G	$49,852
Cost of sales	47,705	(7,909)	39,796	1,212	262	B/C/G	41,270
Research and development expenses	1,536	(761)	775	23	—		798
Selling, general and administrative expenses	2,846	(1,108)	1,738	43	—		1,781
Amortization of intangibles	622	(249)	373	96	—		469
Restructuring and asset related charges - net	620	(411)	209	12	(23)	A	198
Integration and separation costs	1,044	—	1,044	135	(105)	A	1,074
Equity in earnings of nonconsolidated affiliates	950	(400)	550	5	—		555
Sundry income (expense) - net	181	(13)	168	8	—		176
Interest expense and amortization of debt discount	1,118	(56)	1,062	—	—		1,062
Income before income taxes	5,918	(2,347)	3,571	186	174		3,931
Provision for income taxes	1,285	(512)	773	35	39	H	847
Net income	4,633	(1,835)	2,798	151	135		3,084
Net income attributable to noncontrolling interests	134	(32)	102	—	—		102
Net income available for Dow common stockholder	$4,499	$(1,803)	$2,696	$151	$135		$2,982

Unaudited pro forma earnings per common share:
Basic							$3.99
Diluted							$3.99

Average number of shares used in calculating unaudited pro forma earnings per common share:
Basic						I	747.2
Diluted						I	747.2

See Notes to the Unaudited Pro Forma Combined Financial Statements.

Dow

Unaudited Pro Forma Combined Statement of Income

For the Year Ended December 31, 2017

In millions, except per share amounts	Historical Dow	Distribution of Dow AgCo and Dow SpecCo	Total - Continuing Operations	Receipt of ECP	Pro Forma Adjustments	Note 3 Ref.	Dow Pro Forma
Net sales	$55,508	$(12,558)	$42,950	$1,727	$95	B/D/G	$44,772
Cost of sales	43,612	(7,990)	35,622	1,244	(153)	A/B/D /E/F/G	36,713
Research and development expenses	1,648	(854)	794	23	1	F	818
Selling, general and administrative expenses	2,920	(1,143)	1,777	60	(4)	A	1,833
Amortization of intangibles	624	(255)	369	32	64	F	465
Restructuring, goodwill impairment and asset related charges - net	3,100	(376)	2,724	18	—		2,742
Integration and separation costs	786	(18)	768	98	(150)	A	716
Equity in earnings of nonconsolidated affiliates	762	(372)	390	8	—		398
Sundry income (expense) - net	195	(285)	(90)	18	460	A/D	388
Interest expense and amortization of debt discount	976	(61)	915	—	—		915
Income before income taxes	2,799	(2,518)	281	278	797		1,356
Provision for income taxes	2,204	(636)	1,568	64	295	H	1,927
Net income (loss)	595	(1,882)	(1,287)	214	502		(571)
Net income attributable to noncontrolling interests	129	(28)	101	—	—		101
Net income (loss) available for Dow common stockholder	$466	$(1,854)	$(1,388)	$214	$502		$(672)

Unaudited pro forma loss per common share:
Basic							$(0.91)
Diluted							$(0.91)

Average number of shares used in calculating unaudited pro forma loss per common share:
Basic						I	744.8
Diluted						I	744.8

See Notes to the Unaudited Pro Forma Combined Financial Statements.

Dow

Unaudited Pro Forma Combined Statement of Income

For the Year Ended December 31, 2016

In millions, except per share amounts	Historical Dow	Distribution of Dow AgCo and Dow SpecCo	Total - Continuing Operations
Net sales	$48,158	$(11,897)	$36,261
Cost of sales	37,668	(7,614)	30,054
Research and development expenses	1,593	(848)	745
Selling, general and administrative expenses	2,953	(1,152)	1,801
Amortization of intangibles	544	(228)	316
Restructuring and asset related charges - net	595	(16)	579
Integration and separation costs	349	—	349
Asbestos-related charge	1,113	—	1,113
Equity in earnings of nonconsolidated affiliates	442	(254)	188
Sundry income (expense) - net	1,486	(893)	593
Interest expense and amortization of debt discount	858	(31)	827
Income before income taxes	4,413	(3,155)	1,258
Provision (credit) for income taxes	9	(226)	(217)
Net income	4,404	(2,929)	1,475
Net income attributable to noncontrolling interests	86	(33)	53
Net income attributable to Dow	4,318	(2,896)	1,422
Preferred stock dividends	340	—	340
Net income available for Dow common stockholder	$3,978	$(2,896)	$1,082

Unaudited pro forma earnings per common share:
Basic	$3.57		$1.57
Diluted	$3.52		$1.55

Average number of shares used in calculating unaudited pro forma earnings per common share:
Basic	1,108.1		681.6
Diluted	1,123.2		690.9

See Notes to the Unaudited Pro Forma Combined Financial Statements.

Dow

Notes to Unaudited Pro Forma Combined Financial Statements

1. Basis of Pro Forma Presentation

The accompanying unaudited pro forma financial statements for Dow were prepared in accordance with Article 11 of Regulation S-X and are based on the consolidated financial information of Historical Dow. The consolidated financial information has been adjusted in the accompanying pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the Merger, Internal Reorganization and Business Realignment, separation, distribution and other related transactions, (ii) factually supportable, and (iii) with respect to the pro forma statements of income, expected to have a continuing impact on the consolidated results.

Dow will account for the separation and distribution of Dow AgCo and Dow SpecCo and Dow’s receipt of ECP as transactions between entities under common control of their parent company, DowDuPont. Dow AgCo and Dow SpecCo are presented as discontinued operations upon distribution based on the guidance in ASC 205-20. Discontinued operations presentation involves removing the results of the discontinued businesses from the financial statements on a line-by-line basis and presenting the net results as “Income (Loss) from discontinued operations, net of tax.” Since the distribution of Dow AgCo and Dow SpecCo are not reflected in the consolidated financial statements of Historical Dow, those transactions will be reflected for the purpose of pro forma financial statements.

The pro forma financial statements include unaudited pro forma financial information that gives effect to the receipt of ECP as if it had been consummated on January 1, 2017, which has been voluntarily furnished in this filing. The U.S. GAAP financial statements will reflect the receipt of ECP as a common control transaction from the closing of the Merger on August 31, 2017.

The presentation of the distribution of Dow AgCo and Dow SpecCo and the receipt of ECP represents management’s best estimate of Dow’s retrospectively adjusted historical financial statements. Actual results could differ from these estimates.

2. Adjustments to the Pro Forma Combined Balance Sheet

Explanations of the adjustments to the pro forma combined balance sheet are as follows:

A.	Reflects the cash contribution from DowDuPont of $2,024 million.

B.	Reflects a $63 million receivable from Corteva related to an indemnification.

C.	Reflects a $378 million impact on deferred tax assets and deferred tax liabilities from jurisdictional netting.

3. Adjustments to the Pro Forma Combined Statements of Income

Explanations of the adjustments to the pro forma statements of income are as follows:

A.

Represents the elimination of one-time transaction costs directly attributable to the Merger and distribution transactions of $128 million for the year ended December 31, 2018 and $1,042 million for the year ended December 31, 2017.

These amounts include financial advisory fees, outside legal, accounting and professional consultancy fees, and other transaction-related costs ($105 million for the year ended December 31, 2018 and $150 million for the year ended December 31, 2017). In addition, the values include costs related to change in control provisions that were triggered in connection with the Merger, as described below.

The provisions of a U.S. non-qualified pension plan required the payment of plan obligations to certain participants upon a change in control of Historical Dow, which occurred at the time of the Merger. Certain participants could elect to receive a lump-sum payment or could direct Historical Dow to purchase an annuity on their behalf using the after-tax proceeds of the lump sum. In addition to this lump-sum amount, Historical Dow also paid $205 million for income and payroll taxes for participants electing the annuity option, of which $201 million was included in “Cost of sales” and $4 million was included in “Selling, general and administrative expenses.” Historical Dow recorded a settlement charge of $687 million associated with the payout, which was included in “Sundry income (expense) - net” for the year ended December 31, 2017.

Historical Dow also incurred severance of $23 million for the year ended December 31, 2018 under certain employee agreements due to a change in control of Historical Dow that occurred at the time of the Merger.

B.

Reflects the reclassification of $238 million for the year ended December 31, 2018 and $218 million for the year ended December 31, 2017 of Historical Dow’s sale of certain products to Dow AgCo and Dow SpecCo, under various manufacturing, supply and service related agreements. Prior to the separation and distribution, Historical Dow sold these products to Dow AgCo and Dow SpecCo on an intracompany or intercompany basis. Pursuant to the terms of the agreements, after the distribution Dow will reflect the sale of these products as trade sales in its consolidated statements of income.

C.

Reflects the margin impact of the various manufacturing, supply and service related agreements included in Note B above, that Dow and/or certain of its subsidiaries have entered into with DowDuPont and Corteva in connection with the separation. These new agreements provide for different pricing than the historical intercompany and intracompany pricing practices of Historical Dow and Historical DuPont. As a result, “Net sales” increased by $171 million and “Cost of sales” increased by $125 million for the year ended December 31, 2018.

D.

As a condition of the EC’s regulatory approval of the Merger, Historical Dow divested its global Ethylene Acrylic Acid (“EAA”) copolymers and ionomers business to SK Global Chemical Co., Ltd. (collectively, the “Dow Divested Assets”) on September 1, 2017. The pro forma statement of income gives effect to the elimination of “Net sales” ($90 million), “Cost of sales” ($59 million) and “Sundry income (expense) - net” (pretax gain of $227 million) related to the Dow Divested Assets for the year ended December 31, 2017.

E.	Reflects the removal of “Cost of sales” of $120 million for the year ended December 31, 2017 related to the amortization of ECP’s inventory step-up recognized in connection with the Merger.

F.

Reflects additional depreciation of $43 million ($42 million in “Cost of sales” and $1 million in “Research and development expenses”) and additional amortization of intangibles of $64 million for the period January 1, 2017 - August 31, 2017 related to the step-up in basis of property and intangibles assets in connection with the Merger.

G.

Reflects the elimination of sales between Dow and ECP of $101 million for the year ended December 31, 2018 and $33 million for the year ended December 31, 2017 that will be treated as intercompany sales after the receipt of ECP.

H.

Represents the income tax effect of the pro forma adjustments related to the transactions calculated using statutory tax rates by jurisdiction, resulting in a tax rate of 22.5 percent in 2018 and 37.5 percent in 2017. Management believes the tax rate provides a reasonable basis for the pro forma adjustments, however, the effective tax rate of Dow could be significantly different depending on the mix of activities.

I.

As of the distribution date, Historical Dow equity was exchanged to reflect the distribution of shares of Dow common stock to DowDuPont stockholders at a distribution ratio of one share of Dow common stock for every three shares of DowDuPont common stock. See Note 4 for detailed calculations.

The following table summarizes pro forma adjustments for “Net sales,” “Cost of sales” and “Sundry income (expense) - net” and provides a reconciliation of such amounts to the total amount appearing in the column titled “Pro Forma Adjustments” in the pro forma income statements for the years ended December 31, 2018 and 2017:

In millions	Note Ref.	Dec 31, 2018	Dec 31, 2017
Net sales
	B	$238	$218
	C	171	—
	D	—	(90)
	G	(101)	(33)
Total net sales		$308	$95
Cost of sales
	A	$—	$(201)
	B	238	218
	C	125	—
	D	—	(59)
	E	—	(120)
	F	—	42
	G	(101)	(33)
Total cost of sales		$262	$(153)
Sundry income (expense) - net
	A	$—	$687
	D	—	(227)
Total sundry income (expense) - net		$—	$460

4. Earnings (Loss) Per Share

2018

“Pro forma net income available for Dow common stockholder” is used as the numerator for basic and diluted pro forma earnings per common share in 2018.

The number of shares of Dow common stock used to compute the unaudited pro forma earnings per common share - basic is based on DowDuPont common shares outstanding as of the March 21, 2019 Record Date for the April 1, 2019 distribution, adjusted for the distribution ratio of one share of Dow common stock for every three shares of DowDuPont common stock.

There is no dilutive effect for the year ended December 31, 2018 as Historical Dow did not engage in activities giving rise to dilution. As a result, this calculation may not be indicative of the dilutive effect that will actually result from Dow’s stock-based compensation awards issued in connection with the adjustment of outstanding DowDuPont stock-based compensation awards as a result of the distribution, or the grant of new stock-based compensation awards. The number of dilutive shares of common stock underlying Dow’s stock-based compensation awards issued in connection with the adjustment of outstanding DowDuPont stock-based compensation awards will not be determined until shortly after the distribution date.

Share Count Information (Shares in millions)	Dec 31, 2018
DowDuPont common shares outstanding [1]	2,241.7
Distribution ratio	1:3
Dow common shares outstanding - basic	747.2
Dilutive effect [2]	N/A
Dow common shares outstanding - diluted	747.2
1.

Based on 2,246.3 million DowDuPont common shares outstanding as of the March 21, 2019 Record Date for the April 1, 2019 distribution, less 4.6 million Employee Stock Ownership Plan (“ESOP”) shares that had not been released and were not considered outstanding.

2.	There is no dilutive effect for the year ended December 31, 2018 as Historical Dow did not engage in activities giving rise to dilution.

2017

The table below contains a reconciliation of the numerator for basic and diluted pro forma loss per common share:

Pro Forma Net Loss for Loss Per Common Share (In millions)	Dec 31, 2017
Net loss available for Dow common stockholder	$(672)
Less: Net income attributable to participating securities	8
Net loss attributable to Dow common stockholder	$(680)

The number of shares of Dow common stock used to compute the unaudited pro forma loss per common share - basic for the post-Merger period is based on the DowDuPont common shares outstanding as of the March 21, 2019 Record Date for the April 1, 2019 distribution, adjusted for the distribution ratio. The resulting number of shares is further adjusted for the effect of Historical Dow basic common shares outstanding during the pre-Merger period.

Share Count Information (Shares in millions)	Dec 31, 2017
Post-Merger period Dow common shares outstanding - basic [1]	747.2
Adjustment for pre-Merger Historical Dow common shares outstanding - basic [2]	(2.4)
Dow common shares outstanding - basic	744.8
Dilutive effect [3]	N/A
Dow common shares outstanding - diluted	744.8
1.	Calculated using the same method for 2018.
2.	Adjustment for the pre-Merger Historical Dow common shares outstanding and the weighting of share counts between pre- and post-Merger periods.
3.	As 2017 pro forma results reflected a net loss, the basic share count was used for purposes of calculating pro forma loss per common share on a diluted basis.

2016

The table below contains a reconciliation of the numerator for basic and diluted pro forma earnings per common share:

Pro Forma Net Income for Earnings Per Common Share (In millions)	Dec 31, 2016
Net income available for Dow common stockholder	$1,082
Less: Net income attributable to participating securities	14
Net income attributable to Dow common stockholder	$1,068

The number of shares of Dow common stock used to compute the unaudited pro forma earnings per common share - basic and diluted is based on Historical Dow weighted average common shares outstanding, adjusted for a conversion factor used to present Historical Dow shares on a basis that is equivalent to the March 21, 2019 Record Date share count for the April 1, 2019 distribution.

Conversion Factor (Shares in millions)	Dec 31, 2016
Dow common shares outstanding at distribution [1]	747.2
Divided by: Historical Dow common shares outstanding prior to Merger [2]	1,214.8
Conversion factor	0.6151
1.	Calculated using the same method for 2018.
2.

Reflects 1,225.3 million Historical Dow common shares outstanding immediately prior to the effective time of the Merger, less 10.5 million ESOP shares that had not been released and were not considered outstanding.

Share Count Information (Shares in millions)	Dec 31, 2016
Historical Dow common shares outstanding - basic	1,108.1
Conversion factor	0.6151
Dow common shares outstanding - basic	681.6
Historical Dow common shares outstanding - diluted	1,123.2
Conversion factor	0.6151
Dow common shares outstanding - diluted	690.9